Exhibit 10.2

AMENDMENT NO. 1 TO CENTERSTATE BANKS OF FLORIDA, INC.

2007 EQUITY INCENTIVE PLAN

THIS AMENDMENT NO. 1 TO THE CENTERSTATE BANKS OF FLORIDA, INC. 2007 EQUITY INCENTIVE PLAN (the “Amendment”) is made as of the 28th day of April, 2009.

WITNESSETH THAT:

WHEREAS, the Board of Directors and the shareholders of CenterState Banks of Florida, Inc. (the “Company”) have authorized, adopted and approved a 2007 Equity Incentive Plan, (the “Plan”); and

WHEREAS, the Company desires to amend the Plan in certain respects; and

WHEREAS, the board of directors and the shareholders of the Company have approved the Amendment.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Defined Terms. All terms used in this Amendment which are defined in the Plan shall have the meanings specified in the Plan, unless specifically defined herein.

2. Amendment of Section 6(a). Section 6(a) of the Plan shall be amended by deleting the text of such provision in its entirety, and inserting the following in lieu thereof:

(a) The maximum number of shares that may be issued with respect to Awards made under the Plan is 1,350,000 Shares (1,200,000 shares allocated to the Employees, all of which may be issued as Incentive Stock Options, and 150,000 shares allocated to Directors),

3. Effect of Amendment. Except as expressly modified by this Amendment, the terms, covenants, and conditions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed by its officer thereunto duly authorized, all as of the date first above written.

CENTERSTATE BANKS OF FLORIDA, INC.

By:	/s/ Ernest S. “Ernie” Pinner
Ernest S. “Ernie” Pinner
Chairman, President and Chief Executive Officer